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                           [JAKKS PACIFIC LETTERHEAD]



                                         April 17, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE: JAKKS Pacific Form 10-K/A FYE 12/31/01

Gentlemen:

         We advise you that the financial statements in the above-referenced report do not reflect a change from the preceding year in any accounting principles or practices or in the method of applying any such principles or practices.

         This amendment is being filed to correct Financial Statement Schedule II - Valuation and Qualifying accounts included in Item 8. The beginning and ending balances of the Reserve for potential product obsolescence for the year ended December 31, 2001 remain unchanged, however, the analysis of the 2001 activity has been revised.

                                             Very truly yours,

                                             JAKKS PACIFIC, INC.



                                             By: /s/ Joel M. Bennett
                                                 -------------------------------
                                                 Name:  Joel M. Bennett
                                                 Title: Chief Financial Officer